Exhibit 99.1
Ambac Announces First Quarter 2019 Results

•	Significant de-risking during the quarter resulted in a 5.2% decline in insured net par exposure and a 6.5% decline in Adversely Classified and Watch List Credits

•	Net Loss of $43.2 million or $0.94 per diluted share and Adjusted Loss(1) of $9.2 million or $0.20 per diluted share for the Quarter Ended March 31, 2019

•	Book Value per Share increased $0.51 to $35.63 and Adjusted Book Value per Share decreased $0.06 to $27.52 at March 31, 2019 from December 31, 2018

NEW YORK, NY, May 9, 2019 (GLOBE NEWSWIRE) -- Ambac Financial Group, Inc. (Nasdaq: AMBC) ("Ambac"), a holding company whose subsidiaries, including Ambac Assurance Corporation ("AAC"), provide financial guarantees, today reported a Net Loss attributable to common stockholders of $43.2 million or $0.94 per diluted share and an Adjusted Loss(1) of $9.2 million or $0.20 per diluted share for the quarter ended March 31, 2019. This compares to a Net Loss attributable to common stockholders of $20.5 million or $0.45 per diluted share and Adjusted Earnings of $10.8 million or $0.24 per diluted share in the fourth quarter of 2018. Results for the first quarter of 2019 were impacted by increasing public finance loss reserves, primarily related to Puerto Rico, partially offset by higher investment income and the net positive impact of the COFINA Plan of Adjustment compared to the fourth quarter of 2018.
Claude LeBlanc, President and Chief Executive Officer, stated, “The first quarter of 2019 was a record quarter of active de-risking of Adversely Classified and Watch List Credits, which was the main driver of the $2.5 billion reduction in our insured net par outstanding. These significant de-risking results materially progressed our value focused strategy by improving our risk profile and enhancing the quality of our book value which, we believe, will lead to greater financial flexibility." Mr. LeBlanc continued, "I am pleased with the tremendous progress achieved in the quarter as we continue to execute on our strategy to deliver long-term value to our shareholders."

Ambac's First Quarter 2019 Summary Results
			Better (Worse)
($ in millions, except per share data)	1Q2019	4Q2018	Amount	Percent
Net premiums earned	$27.8	$28.7	$(0.9)	(3)%
Net investment income	54.8	37.5	17.3	46%
Net realized investment gains (losses)	17.2	29.4	(12.2)	(41)%
Net gains (losses) on derivative contracts	(16.2)	(44.7)	28.5	64%
Income (loss) on Variable Interest Entities ("VIEs")	15.9	0.5	15.4	3,080%
Losses and loss expenses (benefit)	12.4	(42.3)	(54.7)	(129)%
Operating expenses	24.9	21.3	(3.6)	(17)%
Interest expense	68.0	66.1	(1.9)	(3)%
Insurance intangible amortization	36.3	29.0	(7.3)	(25)%
Provision for income taxes	2.0	(1.7)	(3.7)	(218)%
Net income (loss) attributable to Common Stockholders	(43.2)	(20.5)	(22.7)	(111)%
Net income (loss) per diluted share	$(0.94)	$(0.45)	$(0.49)	(109)%
Adjusted earnings (loss) [1]	(9.2)	10.8	(20.0)	(185)%
Adjusted earnings (loss) per diluted share [1]	$(0.20)	$0.24	$(0.44)	(183)%
Total Ambac Financial Group, Inc. stockholders' equity	1,622.0	1,592.0	30	2%
Total Ambac Financial Group, Inc. stockholders' equity per share	$35.63	$35.12	$0.51	1%
Adjusted book value [1]	1,252.6	1,250.6	2.0	—%
Adjusted book value per share [1]	$27.52	$27.58	$(0.06)	—%
Weighted-average diluted shares outstanding (in millions)	45.8	45.8	—	—%
(1) See Non-GAAP Financial Data section of this press release for further information

Net Premiums Earned
During the first quarter of 2019, net premiums earned were $27.8 million compared to $28.7 million in the fourth quarter of 2018, including accelerated premiums earned of $12.2 million in both periods. Normal premiums earned decreased $0.9 million or 5% primarily due to the continued reductions of the insured portfolio, including the cede of $1.5 billion of insured par during the fourth quarter of 2018. Accelerated premiums earned were primarily driven by de-risking initiatives executed during the respective quarters, including the COFINA Plan of Adjustment which was executed during the first quarter of 2019.
The following table provides a summary of net premiums earned for the three-month periods ended March 31, 2019 and December 31, 2018, respectively:

	Three Months Ended
($ in millions)	March 31, 2019	December 31, 2018
Public Finance	$7.6	$8.0
Structured Finance	2.9	3.4
International Finance	5.1	5.1
Total normal premiums earned	15.6	16.5
Accelerated earnings	12.2	12.2
Total net premiums earned	$27.8	$28.7
Net Investment Income and Net Realized Investment Gains
Net investment income for the first quarter of 2019 and the fourth quarter of 2018 was $54.8 million and $37.5 million, respectively. Net investment income increased due to net gains on invested assets classified as trading of $6.9 million in the first quarter of 2019 compared to losses of $12.1 million in the fourth quarter of 2018 primarily due to gains in the equity and credit markets. The increase in net investment income was moderated by a reduced allocation to higher-yielding AAC insured COFINA bonds resulting from the execution of the COFINA Plan of Adjustment and the subsequent sale of a majority of the new COFINA bonds received in the transaction. The impact of the COFINA Plan of Adjustment and sales were the primary driver of net realized investment gains of $17.2 million during the first quarter 2019.
Losses and Loss Expenses and Loss Reserves
Losses and loss expenses for the first quarter of 2019 were $12.4 million, as compared to a benefit of $42.3 million for the fourth quarter of 2018.
The following table provides losses and loss expenses (benefit) incurred by bond type for the three-month periods ended March 31, 2019 and December 31, 2018:

	Three Months Ended
($ in millions)	March 31, 2019	December 31, 2018
RMBS	$(38.6)	$(46.5)
Domestic public finance	69.3	(5.3)
Student loan	(3.6)	(6.7)
Ambac UK and other credits	(14.7)	16.2
Total losses and loss expenses	$12.4	$(42.3)
First quarter of 2019 RMBS losses and loss expenses were a benefit of $38.6 million driven by favorable credit performance and higher levels of expected excess spread due to lower interest rates, partially offset by an increase in loss expenses. Fourth quarter of 2018 RMBS losses and loss expenses were a benefit of $46.5 million and were driven by the positive impact of interest rates on excess spread and favorable credit performance.
Domestic public finance losses and loss expenses in the first quarter of 2019 were an expense of $69.3 million, primarily related to increasing non-COFINA related Puerto Rico reserves. In the fourth quarter of 2018, domestic public finance losses and loss expenses were a benefit of $5.3 million primarily related to positive development on Puerto Rico COFINA reserves partially offset by reserve strengthening elsewhere and the impact of lower discount rates.
Student loan losses and loss expenses in the first quarter of 2019 and fourth quarter of 2018 were a benefit of $3.6 million and $6.7 million, respectively, primarily related to the impact of lower interest rates.
Loss and loss expenses for Ambac UK and other credits were a benefit of $14.7 million in the first quarter of 2019, primarily the result of foreign exchange gains and positive credit development. In the fourth quarter of 2018, loss and loss expenses for Ambac UK and other credits were a loss of $16.2 million, primarily as the result of foreign exchange losses and lower interest rates.
During the first quarter of 2019, claim and loss expenses paid (net of reinsurance) were $64.4 million which included $132.7 million of losses and loss expenses paid, partially offset by $68.3 million of subrogation received. During the fourth quarter of 2018, claim and loss expenses paid (net of reinsurance) were $25.8 million which included $56.0 million of losses and loss expenses paid, partially offset by $30.2 million of subrogation received.
Loss and loss expense reserves (gross of reinsurance) were $(222) million at March 31, 2019, and $(107) million at December 31, 2018, which were net of $1.766 billion and $1.771 billion, respectively, of estimated subrogation recoveries related to AAC's pursuit of legal remedies to seek redress for breaches of representations and warranties.

The following table provides loss and loss expense reserves (gross of reinsurance) by bond type at March 31, 2019, and December 31, 2018:

($ in millions)	March 31, 2019	December 31, 2018
RMBS	$(1,351)	$(1,313)
Domestic public finance	562	639
Student loans	226	228
Ambac UK and other credits	258	273
Loss expenses	83	66
Total loss and loss expense reserves	$(222)	$(107)
Net Gains (Losses) on Derivative Contracts
Net losses on derivative contracts of $16.2 million for the first quarter of 2019 were primarily due to a loss on interest rate derivatives due to the impact of a decrease in forward interest rates. Net losses on derivative contracts of $44.7 million for the fourth quarter of 2018 were also primarily due to a loss on interest rate derivatives due to the impact of a decrease in forward interest rates, plus $4.1 million of negative counterparty credit adjustments. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios.
Impact of Puerto Rico COFINA Plan of Adjustment on Variable Interest Entities
In connection with the Puerto Rico COFINA Plan of Adjustment, which closed during the first quarter, holders of AAC-insured COFINA bonds who did not elect to commute the associated AAC policy deposited their bonds into the COFINA Class 2 Trust (the "trust") in exchange for units issued by the trust. The trust also received such holders’ shares of the new COFINA bonds and cash amounts paid by COFINA. AAC's obligations under its policy with respect to the AAC-insured COFINA bonds held in the trust will be reduced by all amounts distributed, or deemed distributed, from the trust to the holders of the trust units.
Ambac determined that the COFINA Class 2 Trust is a variable interest entity that must be consolidated in Ambac's GAAP financial statements. The consolidation of this trust increased VIE assets by $274.2 million and VIE liabilities by $335.3 million. Income on variable interest entities was $15.9 million for the first quarter of 2019, including a gain of $14.9 million on the consolidation of this trust.
Expenses
Operating expenses for the first quarter of 2019 increased by $3.6 million to $24.9 million from $21.3 million in the fourth quarter of 2018. The increase in the first quarter of 2019 was mostly due to higher cyclical compensation costs related to annual equity compensation grants and related payroll taxes.
Interest expense for the first quarter of 2019 increased $1.9 million to $68.0 million from $66.1 million in the fourth quarter of 2018 due to a higher coupon rate for the Ambac Note and compounding of interest on other debt partially offset by lower expense resulting from the partial redemption of the Ambac Note in the fourth quarter of 2018.
Taxes and Net Operating Loss Carry-Forwards ("NOLs")
Income taxes were an expense of $2.0 million for the first quarter of 2019, as compared to a benefit of $1.7 million for the fourth quarter of 2018. The expense for the first quarter of 2019 included a reduction in state and local taxes for AFG, partially offset by higher foreign taxes, resulting from favorable Ambac UK results. The benefit for the fourth quarter of 2018 included an incremental benefit related to the tax law change enacted in December 2017.
Total Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at March 31, 2019, was up 2% to $1.62 billion, or $35.63 per share compared to $1.59 billion or $35.12 per share as of December 31, 2018, primarily driven by unrealized investment portfolio gains of $56.2 million and translation gains of $14.6 million related to Ambac's foreign subsidiaries, partially offset by the net loss of $43.2 million.
Financial Guarantee Insured Portfolio
The financial guarantee insurance portfolio net par amount outstanding declined 5.2% during the quarter ended March 31, 2019, to $44.5 billion from $46.9 billion at December 31, 2018. The reduction in the insured portfolio was primarily related to (i) a decrease of $1.9 billion in the public finance portfolio resulting mostly from active de-risking, including the Puerto Rico COFINA Plan of Adjustment of $0.6 billion and two transportation exposures of $0.4 billion, (ii) a decrease of $0.5 billion in the structured finance portfolio related to active de-risking and normal runoff in mortgage-backed exposures, and (iii) a decrease of $0.1 billion in the international finance portfolio due to de-risking activity and natural run-off, partially offset by an increase in the British Pound.
Adversely Classified and Watch List Credits decreased in the first quarter of 2019 by a net $1.1 billion or 5.8% to $18.8 billion at March 31, 2019 from $19.9 billion at December 31, 2018 mainly due to the Puerto Rico COFINA Plan of Adjustment, transportation exposure risk reductions and other de-risking activity.
Details of financial guarantee insurance portfolio are highlighted in the below table.

Net Par Outstanding	March 31, 2019	December 31, 2018
By Sector:
Public finance	49%	50%
Structured Finance	21%	21%
International	30%	29%
By Financial Guarantor:
Ambac Assurance	70%	72%
Ambac UK	30%	28%
Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, the Company reports two non-GAAP financial measures: Adjusted Earnings and Adjusted Book Value. The most directly comparable GAAP measures are net income attributable to common stockholders for Adjusted earnings and Total Ambac Financial Group, Inc. stockholders’ equity for Adjusted Book Value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We are presenting these non-GAAP financial measures because they provide greater transparency and enhanced visibility into the underlying drivers of our business. Adjusted Earnings and Adjusted Book Value are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments; which is subject to change.
The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
Adjusted Earnings (Loss). Adjusted Earnings (Loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:

•
Non-credit impairment fair value (gain) loss on credit derivatives: Elimination of the non-credit impairment fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated credit losses. Such fair value adjustments are affected by, and in part fluctuate with, changes in market factors such as interest rates and credit spreads, including the market’s perception of Ambac’s credit risk (“Ambac CVA”), and are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for consistent with the Financial Services – Insurance Topic of ASC, whether or not they are subject to derivative accounting rules.

•
Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.

•
Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.
Adjusted Loss was $9.2 million, or $0.20 per diluted share, for the first quarter 2019 as compared to Adjusted Earnings of $10.8 million or $0.24 per diluted share, for the fourth quarter of 2018.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, Adjusted Earnings (Loss), for the three-month periods ended March 31, 2019, and December 31, 2018, respectively:

	Three Months Ended
	March 31, 2019		December 31, 2018
($ in millions, other than per share data)	$ Amount	Per Diluted Share	$ Amount	Per Diluted Share
Net income (loss) attributable to common stockholders	$(43.2)	$(0.94)	$(20.5)	$(0.45)
Adjustments:
Non-credit impairment fair value (gain) loss on credit derivatives	(0.4)	(0.01)	0.3	0.01
Insurance intangible amortization	36.3	0.79	29.0	0.63
Foreign exchange (gains) losses	(1.9)	(0.04)	2.0	0.05
Adjusted Earnings (loss)	$(9.2)	$(0.20)	$10.8	$0.24
Weighted-average diluted shares outstanding (in millions)		45.8		45.8
Adjusted Book Value. Adjusted Book Value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:

•
Non-credit impairment fair value losses on credit derivatives: Elimination of the non-credit impairment fair value loss on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit loss. GAAP fair values are affected by, and in part fluctuate with, changes in market factors such as interest rates, credit spreads, including Ambac’s CVA that are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to derivative accounting rules.

•
Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.

•
Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR.

•
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in Adjusted Book Value when realized.

Adjusted Book Value was $1.253 billion, or $27.52 per share, at March 31, 2019, as compared to $1.251 billion, or $27.58 per share, at December 31, 2018. The increase in Adjusted Book Value was primarily attributable to changes to foreign exchange rates and the impact of lower interest rates on the value of expected installment premiums, partially offset by the Adjusted Loss for the first quarter of 2019.

The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure Adjusted Book Value as of each date presented:

	March 31, 2019		December 31, 2018
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFGI Stockholders' Equity (Deficit)	$1,622.0	$35.63	$1,592.0	$35.12
Adjustments:
Non-credit impairment fair value losses on credit derivatives	1.1	0.02	1.5	0.03
Insurance intangible asset	(689.3)	(15.13)	(718.9)	(15.87)
Net unearned premiums and fees in excess of expected losses	460.9	10.12	461.9	10.19
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(142.1)	(3.12)	(85.9)	(1.89)
Adjusted book value	$1,252.6	$27.52	$1,250.6	$27.58
Shares outstanding (in millions)		45.5		45.3
Earnings Call and Webcast
On May 10, 2019 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss first quarter 2019 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, http://ir.ambac.com/events.cfm. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through May 24, 2019, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13689629.
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiaries, Ambac Assurance Corporation (“Ambac Assurance or AAC”), Everspan Financial Guarantee Corp. and Ambac Assurance UK Limited (“Ambac UK”), provide financial guarantees of obligations in both the public and private sectors globally. AAC is a guarantor of public finance and structured finance obligations. Ambac’s common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Contact
Lisa A. Kampf
Managing Director, Investor Relations
(212) 208-3177
lkampf@ambac.com

Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of Ambac’s common stock and volatility in the price of Ambac’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation ("Ambac Assurance") or from transactions or opportunities apart from Ambac Assurance; (3) changes in Ambac Assurance’s estimated representation and warranty recoveries or loss reserves over time; (4) failure to recover claims paid on Puerto Rico exposures or incurrence of losses in amounts higher than expected; (5) adverse effects on Ambac’s share price resulting from future offerings of debt or equity securities that rank senior to Ambac’s common stock; (6) potential of rehabilitation proceedings against Ambac Assurance; (7) dilution of current shareholder value or adverse effects on Ambac’s share price resulting from the issuance of additional shares of common stock; (8) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (9) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers, including an increased risk of loss on revenue bonds of distressed public finance issuers due to a recent judicial decision adverse to revenue bond holders; (10) the Company's inability to realize the expected recoveries included in its financial statements; (11) insufficiency or unavailability of collateral to pay secured obligations; (12) credit risk throughout the Company’s business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including obligations of the Commonwealth of Puerto Rico and its instrumentalities and agencies as well as obligations relating to privatized military housing projects) and exposures to reinsurers; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) the risk that the Company’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (15) risks associated with adverse selection as the Company’s insured portfolio runs off; (16) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce risks in its insured portfolio; (17) disagreements or disputes with Ambac Assurance's primary insurance regulator; (18) our inability to mitigate or remediate losses, commute or reduce insured exposures or achieve recoveries or investment objectives, or the failure of any transaction intended to accomplish one or more of these objectives to deliver anticipated results; (19) the Company’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (20) the Company may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (21) the Company may not be able to generate the significant amount of cash needed to service its debt and financial obligations, and may not be able to refinance its indebtedness; (22) restrictive covenants in agreements and instruments may impair the Company’s ability to pursue or achieve its business strategies; (23) loss of control rights in transactions for which we provide insurance due to a finding that Ambac Assurance has defaulted; (24) the Company’s results of operation may be adversely affected by events or circumstances that result in the accelerated amortization of the Company’s insurance intangible asset; (25) adverse tax consequences or other costs resulting from the characterization of the Company’s surplus notes or other obligations as equity; (26) risks attendant to the change in composition of securities in the Company’s investment portfolio; (27) changes in tax law; (28) changes in prevailing interest rates; (29) changes on inter-bank lending rate reporting practices or the method pursuant to which LIBOR rates are determined; (30) factors that may influence the amount of installment premiums paid to the Company; (31) default by one or more of Ambac Assurance's portfolio investments, insured issuers or counterparties; (32) market risks impacting assets in the Company’s investment portfolio or the value of our assets posted as collateral in respect of interest rate swap transactions; (33) risks relating to determinations of amounts of impairments taken on investments; (34) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on the Company’s business, operations, financial position, profitability or cash flows; (35) actions of stakeholders whose interests are not aligned with broader interests of the Company's stockholders; (36) the Company’s inability to realize value from Ambac UK or other subsidiaries of Ambac Assurance; (37) system security risks; (38) market spreads and pricing on interest rate derivatives insured or issued by the Company; (39) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting; (40) changes in accounting principles or practices that may impact the Company’s reported financial results; (41) legislative and regulatory developments, including intervention by regulatory authorities; (42) the economic impact of “Brexit”; (43) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (44) the Company’s financial position that may prompt departures of key employees and may impact the Company’s ability to attract qualified executives and employees; (45) fluctuations in foreign currency exchange rates could adversely impact the insured portfolio in the event of loss reserves or claim payments denominated in a currency other than US dollars and the value of non-US dollar denominated securities in our investment portfolio; and (46) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
($ in Thousands, except share data)	March 31, 2019	December 31, 2018
Revenues:
Net premiums earned	$27,758	$28,730
Net investment income:
Securities available-for-sale and short-term	46,552	48,247
Other investments	8,290	(10,764)
Total net investment income	54,842	37,483
Other-than-temporary impairment losses:
Total other-than-temporary impairment losses	(29)	(1,643)
Portion of other-than-temporary impairment recognized in other comprehensive income	—	(16)
Net other-than-temporary impairment losses recognized in earnings	(29)	(1,659)
Net realized investment gains (losses)	17,233	29,413
Net gains (losses) on derivative contracts	(16,159)	(44,716)
Other income	802	2,246
Income on variable interest entities	15,921	454
Total revenues	100,368	51,951
Expenses:
Losses and loss expense (benefit)	12,407	(42,298)
Insurance intangible amortization	36,278	28,982
Operating expenses	24,915	21,339
Interest expense	67,978	66,064
Total expenses	141,578	74,087
Pre-tax income (loss)	(41,210)	(22,136)
Provision for income taxes	1,991	(1,677)
Net income (loss) attributable to common stockholders	$(43,201)	$(20,459)

Net income (loss) per basic share	$(0.94)	$(0.45)
Net income (loss) per diluted share	$(0.94)	$(0.45)

Weighted-average number of common shares outstanding:
Basic	45,832,297	45,756,090
Diluted	45,832,297	45,756,090

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in Thousands, except share data)	March 31, 2019	December 31, 2018
Assets:
Investments:
Fixed income securities, at fair value (amortized cost: $2,480,532 and $3,020,744)	$2,619,811	$3,115,675
Fixed income securities pledged as collateral, at fair value (amortized cost: $83,901 and $0)	83,901	—
Short-term investments, at fair value (amortized cost: $908,209 and $430,405)	908,235	430,331
Other investments (includes $387,045 and $351,049 at fair value)	428,556	391,217
Total investments	4,040,503	3,937,223
Cash and cash equivalents	21,840	63,089
Restricted cash	—	19,405
Premium receivables	487,397	495,391
Reinsurance recoverable on paid and unpaid losses	26,788	23,133
Deferred ceded premium	58,868	61,134
Subrogation recoverable	1,916,117	1,932,960
Derivative assets	76,400	59,468
Current taxes	42,830	47,040
Insurance intangible asset	689,255	718,931
Other assets	90,977	137,628
Variable interest entity assets:
Fixed income securities, at fair value	3,128,995	2,737,286
Restricted cash	3,254	999
Loans, at fair value	4,375,761	4,287,664
Derivative assets	59,228	66,302
Other assets	4,686	1,058
Total assets	$15,022,899	$14,588,711
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$591,397	$629,971
Loss and loss expense reserves	1,694,163	1,826,078
Ceded premiums payable	31,745	32,913
Deferred taxes	39,201	40,130
Long-term debt	2,929,227	2,928,929
Accrued interest payable	391,335	375,808
Derivative liabilities	86,534	76,699
Other liabilities	71,402	63,792
Variable interest entity liabilities:
Accrued interest payable	2,785	556
Long-term debt (includes $5,401,992 and $5,268,596 at fair value)	5,737,263	5,268,596
Derivative liabilities	1,781,903	1,712,062
Other liabilities	56	30
Total liabilities	13,357,011	12,955,564

Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued: 45,560,960 and 45,365,170	456	454
Additional paid-in capital	223,545	219,429
Accumulated other comprehensive income	22,542	(48,715)
Retained earnings	1,376,244	1,421,302
Treasury stock, shares at cost: 40,419 and 28,892	(813)	(473)
Total Ambac Financial Group, Inc. stockholders’ equity	1,621,974	1,591,997
Noncontrolling interest	43,914	41,150
Total stockholders’ equity	1,665,888	1,633,147
Total liabilities and stockholders’ equity	$15,022,899	$14,588,711